                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
     A Stock Company          Home Office Location:    900 Cottage Grove Road
                                                       Bloomfield, Connecticut
     MAILING ADDRESS:    CIGNA INDIVIDUAL INSURANCE
                         ANNUITY & VARIABLE LIFE SERVICE CENTER - ROUTING S249
                         HARTFORD, CT  06152-2249



The Company agrees with the Owner to provide the benefits in this contract.

RIGHT TO EXAMINE CONTRACT. The contract may be returned to the individual through whom it was purchased or to the Company within 10 days after its receipt (20 days after its receipt where required by law for a contract issued in replacement of another contract). If the contract is so returned, it will be deemed void from the Date of Issue, and the Company will refund the Premium Payment(s) as provided plus or minus any investment gains or losses under the contract as of the date the returned contract is received by the Company, unless required otherwise by law.

The contract is issued and accepted subject to the terms set forth on this page and on the following pages which are made a part of the contract. In consideration of the Premium Payment(s) as provided, this contract is executed by Connecticut General Life Insurance Company as of its Date of Issue.


                                                             /s/ Thomas G. Jones
          Registrar                                                 PRESIDENT


PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD OR DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO THE OWNER, INCLUDING WITHDRAWALS AND TRANSFERS. PAYMENTS MADE FROM THE FIXED ACCOUNT PURSUANT TO AN ELECTION WHICH BECOMES EFFECTIVE AT THE END OF A GUARANTEED PERIOD AND PAYMENTS MADE UNDER THE "ANNUITY BENEFIT" PROVISIONS ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT. PAYMENTS MADE UNDER THE "DEATH BENEFIT" PROVISIONS ARE NOT SUBJECT TO ANY MARKET VALUE ADJUSTMENT.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

USE OF CONTRACT. This contract is available for retirement and deferred compensation plans some of which may qualify for special tax treatment under various sections of the Internal Revenue Code.




               FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY CONTRACT
              WITH FIXED AND VARIABLE ACCOUNTS - NON-PARTICIPATING

           THIS IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE COMPANY
                          READ YOUR CONTRACT CAREFULLY.


AN425

                                TABLE OF CONTENTS

CONTRACT SPECIFICATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SCHEDULE OF CHARGES, EXPENSES AND FEES . . . . . . . . . . . . . . . . . . . . 7

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

PREMIUM PAYMENT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Premium Payments
     Allocation of Premium Payments
     Annuity Account Continuation
     Minimum Value Requirements

OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS . . . . . . . . . . . . . . .11
     Owner
     Rights of Owner
     Transfer of Ownership
     Assignment
     Beneficiary
     Change of Beneficiary

FIXED AND VARIABLE ACCOUNTS PROVISIONS . . . . . . . . . . . . . . . . . . . .12
     Fixed Account and Sub-Accounts
     Variable Account and Sub-Accounts
     Investment Risk
     Investments of the Variable Account Sub-Accounts
     Substituted Securities

CONTRACT VALUES DURING ACCUMULATION PERIOD PROVISIONS. . . . . . . . . . . . .13
          Part A - Fixed Account Value
                   Guaranteed Periods
                   Guaranteed Interest Rates
                   Fixed Accumulation Value
                   Minimum Surrender Value
          Part B - Variable Account Value
                   Acquisition and Redemption of Variable Accumulation Units Variable Accumulation Unit Value
                   Variable Accumulation Value
                   Net Investment Factor
          Part C - General
                   Annuity Account
                   Transfer Privilege
                   Annuity Account Fee

CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE
ADJUSTMENT PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
          Cash Withdrawals
          Withdrawal Charges
          Market Value Adjustment


AN425                                                                          2

PENALTY-FREE WITHDRAWALS, TRANSFERS AND ANNUITIZATION PROVISIONS . . . . . . .18
     Penalty-Free Partial Withdrawals or Transfers
     Full or Partial Withdrawals and Transfers at the End of a
          Guaranteed Period
     Waiver of Withdrawal Charge and Market Value Adjustment on
          Death or Annuity Date
     Penalty-Free Annuitization

BENEFIT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Annuity Benefit
     Annuity Date
     Election and Effective Date of Election with Respect to Annuity Benefit Determination of Amount
     Income Payment Benefits
     Death Benefit
     Election and Effective Date of Election with Respect to Death Benefit Payment of Death Benefit
     Amount of Death Benefit


GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     The Contract
     Modification of Contract
     Non-Participation
     Loans
     Determination of Values
     Endorsement of Income Payments
     Misstatement of Age
     Claims of Creditors
     Periodic Reports

Followed by Optional Methods of Settlement and any Riders

Note:  Pages 4, 6 and 8 are intentionally "blank."


AN425                                                                          3

                             CONTRACT SPECIFICATIONS

ANNUITANT(S)   JOHN DOE                           SPECIMEN   CONTRACT NUMBER

AGE AT ISSUE   35                          JANUARY 1, 1997   DATE OF ISSUE

                                           JANUARY 1, 2027   ANNUITY DATE

--------------------------------------------------------------------------------

                           [ACCRU 2 VARIABLE ANNUITY]
FORM           BENEFIT                                       INITIAL PREMIUM
                                                                 PAYMENT

AN425     FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY             $50,000
          WITH FIXED AND VARIABLE ACCOUNTS

          INITIAL PREMIUM PAYMENT ALLOCATION
                                                                      PERCENTAGE


          FIXED ACCOUNT - SUB-ACCOUNTS
               PERCENTAGE ADJUSTMENT TO INDEX RATE "B":  .50%

              INITIAL GUARANTEED PERIOD/INTEREST RATE       1/YEAR /4.55%    10%
              INITIAL GUARANTEED PERIOD/INTEREST RATE       5/YEARS/6.40%     0%
              INITIAL GUARANTEED PERIOD/INTEREST RATE      10/YEARS/6.90%     0%


          VARIABLE ACCOUNT - SUB-ACCOUNTS (FUNDS)

          ALGER AMERICAN FUND
               ALGER AMERICAN GROWTH PORTFOLIO                               10%
               ALGER AMERICAN LEVERAGE ALLCAP PORTFOLIO                       0%
               ALGER AMERICAN MIDCAP GROWTH PORTFOLIO                         0%
               ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO                  0%

          FIDELITY INVESTMENTS
            VARIABLE INSURANCE PRODUCTS FUND
               FIDELITY HIGH INCOME PORTFOLIO                                10%
               FIDELITY EQUITY-INCOME PORTFOLIO                              10%
               FIDELITY OVERSEAS PORTFOLIO                                    0%
            VARIABLE INSURANCE PRODUCTS FUND II
               FIDELITY INVESTMENT GRADE BONDS PORTFOLIO                      0%
               FIDELITY CONTRA FUND PORTFOLIO                                 0%
            VARIABLE INSURANCE PRODUCTS FUND III
               FIDELITY GROWTH OPPORTUNITIES PORTFOLIO                        0%

          MFS VARIABLE INSURANCE TRUST
               MFS TOTAL RETURN SERIES                                        0%
               MFS UTILITIES SERIES                                          10%
               MFS EMERGING GROWTH SERIES                                     0%
               MFS RESEARCH SERIES                                            0%
               MFS GROWTH WITH INCOME SERIES                                 10%

(Continued on Page 5.1)


AN425                                                                          5

ANNUITANT(S)   JOHN DOE                                SPECIMEN  CONTRACT NUMBER

AGE AT ISSUE   35                               JANUARY 1, 1997  DATE OF ISSUE

                                                JANUARY 1, 2027  ANNUITY DATE

--------------------------------------------------------------------------------


          NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST ("AMT")
               AMT PARTNERS PORTFOLIO                                         0%
               AMT LIMITED MATURITY BOND PORTFOLIO                           10%

          OCC ACCUMULATION TRUST
               OCC GLOBAL EQUITY PORTFOLIO                                   10%
               OCC MANAGED PORTFOLIO                                         10%
               OCC SMALL CAP PORTFOLIO                                        0%

          CIGNA VARIABLE PRODUCTS GROUP
               CIGNA VARIABLE PRODUCTS MONEY MARKET FUND                     10%

          TOTAL                                                             100%




LIMITATIONS ON TRANSFERS FROM FIXED ACCOUNT: IN EACH CONTRACT YEAR, AN OWNER IS ALLOWED TO MAKE ONE OR MORE TRANSFERS FROM EACH SUB-ACCOUNT, AND THE AMOUNT(S) TRANSFERRED IN AGGREGATE MAY NOT EXCEED MORE THAN [15%] OF THE THEN CURRENT VALUE OF THE APPLICABLE SUB-ACCOUNT(S).

THIS CONTRACT IS FOR USE WITH "CG VARIABLE ANNUITY SEPARATE ACCOUNT II"; A CONNECTICUT GENERAL LIFE INSURANCE COMPANY SEPARATE INVESTMENT ACCOUNT WHICH WAS ESTABLISHED ON JANUARY 25, 1994.



OWNER: THE ANNUITANT

BENEFICIARY: THE PERSON(S) DESIGNATED BY THE OWNER AND RECORDED BY THE
             COMPANY

MINIMUM SUBSEQUENT PREMIUM PAYMENTS:

          $2,000 PER FIXED ACCOUNT GUARANTEED PERIOD
          $100 PER VARIABLE ACCOUNT SUB-ACCOUNT


AN425                                                                         5A

                     SCHEDULE OF CHARGES, EXPENSES AND FEES

ANNUITY ACCOUNT FEE: The Annuity Account Fee is $35 per Contract Year and will be deducted on the last Valuation Date of each Contract Year. The Annuity Account Fee, however, will be waived for any Contract Year for which the Annuity Account Value equals or exceeds $100,000 as of the last Valuation Date of such Contract Year.

WITHDRAWAL CHARGES: The Withdrawal charges applicable under this contract are as follows.

 Withdrawal Charge
  Against Premium                                 Year
 Payment Withdrawn                             Applicable
 -----------------                             ----------
       [7%]                   During 1st year since Premium Payment Accepted
       [7%]                   During 2nd year since Premium Payment Accepted
       [7%]                   During 3rd year since Premium Payment Accepted
       [6%]                   During 4th year since Premium Payment Accepted
       [6%]                   During 5th year since Premium Payment Accepted
       [5%]                   During 6th year since Premium Payment Accepted
       [4%]                   During 7th year since Premium Payment Accepted
       [0%]                        Thereafter

Each Subsequent Premium Payment will be subject to its own 7-year period.

Any Withdrawal from the Fixed Account prior to the end of a Guaranteed Period may also be subject to a Market Value Adjustment as described on page 17 which may increase, decrease, or have no effect on the applicable account value(s). A Market Value Adjustment would not apply to a withdrawal effective at the end of a Guaranteed Period.

PENALTY-FREE PARTIAL WITHDRAWAL CHARGES: The Withdrawal charges are not applicable to certain partial withdrawals of 15% or less of Premium Payments annually (see page 18). Withdrawal charges and a Market Value Adjustment are not applicable to annuitization of the contract at any time. Withdrawal charges and a Market Value Adjustment are not applicable to payment of the Death Benefit. (See "Penalty-Free Withdrawals, Transfers and Annuitization Provisions.")

ASSET CHARGES: The Company imposes a mortality and expense ("M&E") risk charge and an administrative expense charge, each of which is calculated as a percentage of asset value of each Variable Account Sub-Account, to cover mortality and expense risk and other administrative costs. The percentages applied to asset value to determine these charges are the Daily M&E Rate and the Daily Administrative Rate. These charges are deducted from each Variable Account Sub-Account by reducing the Variable Accumulation Unit Value at the end of each Valuation Period. The Daily M&E Rate is equal to the daily rate equivalent of the annual rate of [1.25%] and the Daily Administrative Rate is equal to the daily rate equivalent of the annual rate of [0.15%].

In addition, Daily Fund Operating Expenses will be applied by each Fund as a percent of the daily fund balance as set forth in the prospectus for the applicable Fund(s).

AN425                                                                          7

TAXES: Premium tax equivalents (including any related retaliatory taxes), if any, and any other taxes due under this contract will be deducted if applicable. It is currently the Company's practice to deduct such taxes, if any, at the time the Annuity Account Value, or any portion thereof, becomes payable. (Refer to Definition of "Annuity Account Value".)
















































AN425                                                                        7.1

                                   DEFINITIONS

ACCUMULATION PERIOD. The period from the Date of Issue to the Annuity Date, the date on which the Death Benefit becomes payable, or the date on which the contract is surrendered or annuitized, whichever is earliest.

ANNUITANT(S). The person or persons on whose life the first Income Payment is to be made. The Annuitant(s) on the Date of Issue is/are the person(s) designated in the Contract Specifications and will remain the Annuitant(s) under the contract unless the Owner exercises the right to change the Annuitant(s) as set forth in the "Rights of Owner" provision. If prior to the Annuity Date, the Annuitant predeceases the Owner, the Owner will then become the Annuitant until such time as the Owner exercises the right to designate a new Annuitant as set forth in the "Rights of Owner" provision. (Provided that the Contract Owner is a natural person.) If joint Annuitants are named and if one of the Annuitants predeceases the Owner prior to the Annuity Date, the contract will thereupon become an annuity contract on the surviving Annuitant until such time that the Owner exercises the right to designate another joint Annuitant as set forth in the "Rights of Owner" provision.) A request for change of Annuitant(s) must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address and will not take effect until recorded by the Company.

ANNUITY ACCOUNT. The account which is comprised of the Fixed and Variable Accounts with respect to this contract.

ANNUITY ACCOUNT VALUE. The account value which at any time equals the sum of all the then current values of the Fixed and Variable Accounts with respect to this contract. Applicable premium taxes, if any, will be deducted when the Annuity Account Value amount to be applied under the Annuity Benefit, Death Benefit, Cash Withdrawals or Penalty-Free Withdrawal and Annuitization provisions is determined.

ANNUITY DATE. The date on which Income Payments begin upon annuitization of the contract.

CONTRACT YEARS AND CONTRACT ANNIVERSARIES. All Contract Years and Contract Anniversaries are 12-month periods measured from the Date of Issue.

DAILY M&E RATE. The rate applied by the Company as a percentage of each Variable Account Sub-Account's asset value to determine the M&E charge for its assumption of mortality and expense risks for a 24-hour period.

DATE OF ISSUE.  The date on which the contract becomes effective.

DUE PROOF OF DEATH. An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to the Company.

EXPIRATION DATE(S).  The date(s) on which Guaranteed Period(s), if any, end.

FIXED ACCOUNT. The term "Fixed Account" under this contract means all Sub-Account(s) associated with Guaranteed Period(s) and Guaranteed Interest Rate(s). Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company.

FUND(S). The Variable Account Sub-Accounts in which Premium Payments, or Transfers in accordance with the "Transfer Privilege" provision, may be invested.

GUARANTEED PERIOD. The Guaranteed Period is the period for which interest, at either an initial or subsequent Guaranteed Interest Rate will be credited to an amount under a Fixed Account Sub-Account.

HOME OFFICE. The term "Home Office" means Connecticut General Life Insurance Company, the mailing address of which for this contract is CIGNA Individual Insurance, Annuity & Variable Life Service Center, Routing S249, Hartford, Connecticut 06152-2249.


AN425                                                                          9

IN WRITING. The term "in writing" means in a written form satisfactory to the Company and received by the Company at its Annuity & Variable Life Service Center's Mailing Address.

INCOME PAYMENTS. Income Payments are the amounts payable under this contract as determined by the settlement options provisions of the contract.

PAYOUT PERIOD. The period during which Income Payments are made under this contract.

SEC.  The Securities and Exchange Commission.

SUB-ACCOUNT. That portion of the Fixed Account associated with specific Guaranteed Period(s) and Guaranteed Interest Rate(s) and that portion of the Variable Account which invests in shares of a specific Fund.

VALUATION DATE. Any day on which the New York Stock Exchange ("NYSE") is open for business, except a day during which trading on the NYSE is restricted or on which an emergency exists as a result of which the valuation or disposal of securities is not reasonably practicable.

VALUATION PERIOD. The period beginning immediately after the close of business on a Valuation Date and ending at the close of business on the next Valuation Date.

VARIABLE ACCOUNT. The term "Variable Account" under this contract means all Sub-Account(s) associated with investments in the Fund(s). Variable Account assets are separate account assets of the Company, the investment performance of which is kept separate from that of the general assets of the Company and are not chargeable with general liabilities of the Company.

VARIABLE ANNUITY UNITS. A unit of measure used in the calculation of the value of the variable portion of the Annuity Account during the Payout Period.

VARIABLE ACCUMULATION UNIT. A unit of measure used in the calculation of the value of the variable portion of the Annuity Account before the Payout Period.

                           PREMIUM PAYMENT PROVISIONS

PREMIUM PAYMENTS. Premium Payments are payable to the Company at its Annuity & Variable Life Service Center's Mailing Address (or its lockbox address) or to an authorized agent of the Company. A Company receipt will be furnished upon request. The Initial Premium Payment is the amount paid to the Company as consideration for the benefits provided under the contract on the Date of Issue. Subsequent Premium Payments may be paid to the Company from time to time after the Date of Issue and prior to the Annuity Date. The Company will not accept any Premium Payment which is less than the minimum amount requirement then in effect as determined by the Company. In addition, the prior approval of the Company is required before it will accept a Premium Payment in excess of the maximum amount limit then in effect as determined by the Company. All Premium Payments must meet the allocation requirements specified under the "Allocation of Premium Payments" provision. The payment of any amount under the contract which is derived, all or in part, from any Premium Payments made by check or draft may be postponed until such check or draft has been honored by the financial institution upon which it is drawn.

The Initial Premium Payment attributable to the contract is shown on the Contract Specifications page.

ALLOCATION OF PREMIUM PAYMENTS. Upon receipt by the Company at its Annuity & Variable Life Service Center's Mailing Address, each Premium Payment will be added to the Annuity Account established under the contract. The Annuity Account is described under the "Annuity Account" provision and is comprised of Fixed Account Sub-Account(s) and Variable Account Sub-Account(s). The Initial Premium Payment will be allocated to one or more such Sub-Accounts in accordance with the allocation percentages specified by the Owner and shown in the Contract Specifications, provided such allocations to Fixed and/or Variable Accounts conform to the Company's minimum deposit requirements in effect as of the Date of Issue.


AN425                                                                         10

Subsequent Premium Payments will be allocated as directed by the Owner. If no direction is given, the allocation percentages will be that which has been most recently directed for payments by the Owner. If a portion of the most recent previous Premium Payment was allocated to the Fixed Account and the allocation percentages when applied to a Subsequent Premium Payment does not produce an amount which meets the Fixed Account minimum requirements, the Company will promptly seek further instructions from the Owner regarding allocation of the premium or otherwise return the applicable portion of such Premium Payment as provided by law.

ANNUITY ACCOUNT CONTINUATION. The Annuity Account shall be continued automatically in full force from the Date of Issue until the Annuity Date or until the contract is surrendered or annuitized, the Death Benefit is paid, or the Annuity Account Value no longer meets the requirements specified in the "Minimum Value Requirements" provision, whichever occurs first.

MINIMUM VALUE REQUIREMENTS. If no Premium Payments have been made for three consecutive years and the Annuity Account Value decreases to less than $1,000 during that period, or if any partial withdrawal decreases the Annuity Account Value to less than $1,000, the Company reserves the right to cancel the contract and pay to the Owner an adjusted value of the Annuity Account as would be calculated under the "Determination of Amount" provision. The Company will, however, provide at least 30 days advance notice to the Owner of its intended action. During the notification period an additional Premium Payment may be made to meet the minimum value requirements.

                OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the Contract Specifications. If no Owner is designated, the Annuitant(s) will be the Owner.

RIGHTS OF OWNER. The Owner may exercise all rights and privileges under the contract including the right to: (a) agree with the Company to any change in or amendment to the contract, (b) transfer all rights and privileges to another person, (c) change the Beneficiary, (d) change the Annuitant(s) any time prior to the Annuity Date or name a new Annuitant if the Annuitant, or one of the Annuitants named under a joint life annuity, predeceases the Owner, (e) name the payee to whom Income Payments are to be directed, and (f) assign the contract.

All rights and privileges of the Owner may be exercised without the consent of any designated transferee, or any Beneficiary if the Owner has reserved the right to change the Beneficiary. All such rights and privileges, however, may be exercised only with the consent of any assignee on record with the Company.

TRANSFER OF OWNERSHIP. The Owner may transfer all rights and privileges of the Owner. On the effective date of transfer, (a) the transferee will become the Owner and will have all the rights and privileges of the Owner, and (b) the amount of Death Benefit applicable under the contract will change as set forth under the "Amount of Death Benefit" provision. The Owner may revoke any transfer prior to its effective date.

Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A transfer of Ownership, or a revocation of transfer, must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address. A transfer or a revocation will not take effect until recorded in writing by the Company at its Annuity & Variable Life Service Center's Mailing Address. When a transfer or revocation has been so recorded, it will take effect as of the effective date specified by the Owner. Any payment made or any action taken or allowed by the Company before the transfer or the revocation is recorded will be without prejudice to the Company.

ASSIGNMENT. The Company will not be affected by any assignment of the contract until the original assignment or a certified copy of the assignment is filed with the Company at its Annuity & Variable Life Service Center's Mailing Address.

AN425                                                                         11

The Company does not assume responsibility for the validity or sufficiency of any assignment. An assignment of the contract will operate so long as the assignment remains in force.

To the extent provided under the terms of the assignment, an assignment will transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary is the person who has the right to receive the Death Benefit set forth in the contract and, for Non-Qualified Contracts, who is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code in the event of the Owner's death. The Beneficiary on the Date of Issue will be the person designated in the Contract Specifications.

Unless provided otherwise, the interest of any Beneficiary who dies before the Owner will vest in the Owner or the Owner's administrators or assigns.

CHANGE OF BENEFICIARY. A new Beneficiary may be designated from time to time. A request for change of Beneficiary must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address. The request must be signed by the Owner. The request must also be signed by the Beneficiary if the right to change the Beneficiary has not been reserved to the Owner.

A change of Beneficiary will not take effect until recorded by the Company. When a change of Beneficiary has been so recorded, whether or not the Owner is then alive, it will take effect as of the date the request was signed. Any payment made or any action taken or allowed by the Company before the change of Beneficiary is recorded will be without prejudice to the Company.

Unless provided otherwise, the right to change any Beneficiary is reserved to the Owner.

                     FIXED AND VARIABLE ACCOUNTS PROVISIONS

FIXED ACCOUNT AND SUB-ACCOUNTS. Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company. Any portion of Premium Payments allocated by the Owner to a Fixed Account Sub-Account will become part of the Fixed Account.

VARIABLE ACCOUNT AND SUB-ACCOUNTS. The Variable Account to which the variable accumulation values, if any, under this contract relate is shown in the Contract Specifications. It was established pursuant to a resolution of its Board of Directors as a "separate account" under governing law of Connecticut, the Company's state of domicile, and registered as a unit investment trust under the 1940 Act. Under Connecticut law, the Variable Account assets (except assets in excess of its reserves and other contract liabilities) cannot be charged with the general liabilities from any other business of the Company and the income, gains or losses from the Variable Account assets are credited or charged against the Variable Account without regard to the income, gains or losses of the Company. The Variable Account assets are owned and controlled exclusively by the Company, and the Company is not a trustee with respect to those assets.

The Variable Account is divided into Sub-Accounts. Each Variable Account Sub-Account's assets are invested in shares of a particular Fund made available as a funding vehicle under this contract. For each Variable Account Sub-Account, the Company maintains Variable Accumulation Units whose values reflect the investment performance of the Fund whose shares are held in that Sub-Account.

Subject to any vote by persons having the right under the 1940 Act to vote thereon, the Company may elect to operate the Variable Account as a management company rather than a unit investment trust under the 1940 Act, or, if registration is no longer required, to deregister the Variable Account. In such event, the Company may endorse this contract to reflect such change and any necessary or appropriate action taken to effect the change. Any changes in Variable Account investment policy shall have been approved by the Connecticut Insurance Commissioner and approved or filed, as required, in the state or other jurisdiction where this policy was issued.

AN425                                                                         12

INVESTMENT RISK. Each Variable Account Sub-Account's assets are always fully invested in the shares of the particular Fund purchased for that Sub-Account. Each Variable Account Sub-Account's investment performance reflects the investment performance of the Fund. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund's investment advisor or sub-adviser to manage that Fund and anticipate changes in economic
conditions.   As to the Variable Account assets, the Owner bears the entire investment risk of gain or loss.

INVESTMENTS OF THE VARIABLE ACCOUNT SUB-ACCOUNTS. All amounts allocated to a Variable Account Sub-Account will be used to purchase shares of a specific Fund. The Funds available on the Date of Issue are shown in the Contract Specifications; more may be subsequently added. The Fund is an open-end management investment company registered under the Investment Company Act of 1940. Any and all distributions made by the Fund(s) will be reinvested to purchase additional shares of that Fund at net asset value. Deductions from the Variable Account Sub-Accounts will, in effect, be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted. Assets of Variable Account Sub-Accounts will be fully invested in Fund shares at all times.

SUBSTITUTED SECURITIES. Shares corresponding to a particular Fund may not always be available for purchase or the Company may decide that further investment in such Fund is no longer appropriate in view of the purposes of the Variable Account, or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another registered open-end investment company or unit investment trust may be substituted both for Fund shares already purchased and/or as the securities to be purchased in the future, provided that these substitutions meet applicable Internal Revenue Service diversification guidelines and have been approved by the Securities and Exchange Commission and such other regulatory authorities as may be necessary. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement(s) to this contract to reflect the substitution.

              CONTRACT VALUES DURING ACCUMULATION PERIOD PROVISIONS

PART A - FIXED ACCOUNT VALUE

GUARANTEED PERIODS. The Initial Guaranteed Period(s), if any, are selected by the Owner and are shown in the Contract Specifications. The duration of the Initial Guaranteed Period(s) will affect the Initial Guaranteed Interest Rate(s). Any Premium Payment or the portion thereof (or amount transferred in accordance with the "Transfer Privilege" provision described below) allocated to a particular Guaranteed Period will earn interest at the specified Guaranteed Interest Rate during the Guaranteed Period. Initial Guaranteed Periods begin on the date a Premium Payment is accepted (or, in the case of a transfer, on the effective date of the transfer) and end on the Expiration Date for each duration selected.

Any portion of the Annuity Account Value comprising a particular Fixed Account Sub-Account (including interest earned thereon) will be referred to in this contract as the "Guaranteed Period Amount." As a result of renewals, Subsequent Payments, and transfers of portions of the Annuity Account Value, Guaranteed Amounts for Guaranteed Periods of the same duration may have different Expiration Dates, and each Guaranteed Period Amount will be treated separately for purposes of determining any Market Value Adjustment.

The Company will send written notice to the Owner by ordinary mail to the most recent address in the Company's records about the upcoming expiration of a Guaranteed Period with respect to a Fixed Account Sub-Account at least 60 days prior to the Expiration Date of such Guaranteed Period. A subsequent Guaranteed Period of the same duration will begin automatically at the end of the previous Guaranteed Period unless the Company receives, in writing at its Annuity & Variable Life Service Center's Mailing Address within the 60-day period immediately preceding the end of such Guaranteed Period, an election by the Owner of a different Guaranteed Period from among those being offered by the Company at such time, or instructions to transfer all or a portion of the applicable Guaranteed Period Amount to one or more Fixed Account or Variable Account Sub-Accounts in accordance with the "Transfer Privilege" provision.


AN425                                                                         13
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        CONTRACT VALUES DURING ACCUMULATION PERIOD PROVISIONS (CONTINUED)

GUARANTEED INTEREST RATES. The Company will establish the applicable Guaranteed Interest Rate that will be used to determine the interest with respect to a Fixed Account Sub-Account for each Guaranteed Period at the beginning of the Guaranteed Period. This rate will be guaranteed for the duration of the applicable Guaranteed Period. The Initial or Subsequent Guaranteed Interest Rate will never be less than 3% per year, compounded annually. Subsequent Guaranteed Interest Rate(s) will also be determined at the beginning of Guaranteed Period(s) and may be higher or lower than the previous rate, but will never be less than 3% per year, compounded annually. (See "Minimum Surrender Value" provision.)

FIXED ACCUMULATION VALUE. Upon receipt of a Premium Payment by the Company at its Annuity & Variable Life Service Center's Mailing Address, all or that portion, if any, of the Premium Payment which is allocated to the Fixed Account will be credited to the Fixed Account and allocated to the Fixed Account Sub-Accounts selected by the Owner. The Fixed Accumulation Value, if any, at any time, is equal to the sum of the then current values of all Guaranteed Period Amounts with respect to this contract.

MINIMUM SURRENDER VALUE. The Minimum Surrender Value for the Fixed Account for a given contract year is the Premium Payment(s), or portion thereof, and transfers allocated to the Fixed Account accumulated at 3% per year, compounded annually, less the deduction of the applicable withdrawal charge(s), any prior withdrawals or transfers out of the Fixed Account, premium taxes, if any, and applicable Annuity Account Fee(s).

PART B - VARIABLE ACCOUNT VALUE

ACQUISITION AND REDEMPTION OF VARIABLE ACCUMULATION UNITS. Any dollar amounts allocated to a Variable Account Sub-Account shall be converted into Variable Accumulation Units and credited to the Variable Account Sub-Account on a unit basis. The number of Variable Accumulation Units into which a dollar amount would be converted is calculated by dividing the dollar amount by the Variable Accumulation Unit Value for the particular Sub-Account. Any redemption of units from a Variable Account Sub-Account will be processed at the end of a Valuation Period, including any units redeemed to fund a monthly deduction, and shall result in the redemption and cancellation of Variable Accumulation Units having an aggregate dollar value equal to the amount of such withdrawal.

VARIABLE ACCUMULATION UNIT VALUE. The Variable Accumulation Unit Value at the beginning of the first Valuation Period of each Variable Account Sub-Account was established at $10.00. The Variable Accumulation Unit value in any later Valuation Period is equal to the net asset value per unit of the particular Sub-Account as of the end of such Valuation Period.

VARIABLE ACCUMULATION VALUE. The Variable Accumulation Value of the Annuity Account, if any, for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units of each Variable Account Sub-Account credited to the Variable Account with respect to this contract at the end of such Valuation Period. The Variable Accumulation Value of each Variable Account Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited to each Variable Account Sub-Account with respect to this contract at the end of a Valuation Period, by the Variable Accumulation Unit Value of the particular Variable Account Sub-Account for such Valuation Period.

NET INVESTMENT FACTOR. An index, calculated as described below, that provides a measure of the investment performance of a Variable Account Sub-Account for each
Valuation Period.  The Net Investment Factor is equal to A+B-C     where:
                                                         ----- - E
                                                           D

     A is the net asset value per unit of the Fund held in the Variable Account Sub-Account (such net asset value being determined as described in the prospectus for the Fund) as of the end of the Valuation Period;

     B is any dividend or other distribution payable with respect to units held of record during the Valuation Period;

AN425                                                                         14
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        CONTRACT VALUES DURING ACCUMULATION PERIOD PROVISIONS (CONTINUED)


     C is the per unit amount of any tax determined by the Company to be attributable to the operation of the Variable Account Sub-Account during such Valuation Period;

     D is the net asset value of each unit of the Fund as of the close of business on the Valuation Date immediately preceding the Valuation Period; and

     E is the sum of the Daily M&E Rate plus the Daily Administrative Rate, multiplied by the number of 24-hour periods included in the Valuation Period.

The Net Investment Factor may be 1.0 or may be greater or less than 1.0, reflecting the possibility that the Variable Accumulation Unit Value of a particular Variable Account Sub-Account may remain the same, increase or decrease.

PART C - GENERAL

ANNUITY ACCOUNT. The Company will establish an Annuity Account under the contract and will maintain the Annuity Account during the Accumulation Period. The Annuity Account Value at any time equals the sum of all the then current values of the Fixed and Variable Accounts with respect to this contract.

TRANSFER PRIVILEGE. At any time during the Accumulation Period, other than during the "Right to Examine Contract" period, the Owner may transfer all or part of the Annuity Account Value to one or more of the Fixed or Variable Account Sub-Accounts then available under the contract, subject to the provisions set forth below. Transfers may be made in writing or by telephone, if telephone transfers have been previously authorized in writing. Transfer requests must be received at the Company's Annuity & Variable Life Service Center prior to the time of day set forth in the prospectus, and provided the New York Stock Exchange is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the New York Stock Exchange is open for business. The Company will not be held legally responsible for (a) any liability for acting in good faith upon any transfer instructions given by telephone, or (b) the authenticity of such instructions.
Transfers involving Variable Account Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Account Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit Values of the applicable Variable Account Sub-Account at the end of the Valuation Period for which the transfer is effective. Transfers to a Fixed Account Sub-Account will result in a new Guaranteed Period for the amount being transferred. Any such Guaranteed Period will begin on the effective date of the transfer. The amount transferred into such Fixed Account Sub-Account will earn interest at the Guaranteed Interest Rate declared by the Company for that Guaranteed Period as of the effective date of the transfer.

Transfers shall be subject to the following conditions: (a) Not more than 12 transfers may be made per Contract Year (including the frequency limitation shown in the Contract Specifications with respect to transfers from the Fixed Account), unless otherwise authorized in writing by the Company; (b) No withdrawal charge will be imposed on transferred amounts, however, transfers of all or a portion out of a Fixed Account Sub-Account may be subject to the Market Value Adjustment set forth below unless such transfer is made in accordance with the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision; (c) The amount being transferred may not be less than $100 unless the entire value of the Fixed or Variable Account Sub-Account is being transferred; (d) The amount being transferred may not exceed the Company's maximum amount limit then in effect; (e) The amount transferred to any Fixed Account Sub-Account may not be less than $2,000, or $100 to a Variable Sub-Account; (f) Unless a transfer out of a Fixed Account Sub-Account is made in accordance with the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision, the amount transferred from each Fixed Account Sub-Account during any contract year may not exceed the limits shown in the Contract Specifications; (g) Any value remaining in a Fixed Account Sub-Account may not be less than $2,000, or a Variable Account Sub-Account may not


AN425                                                                         15
be less than $50; (h) The Company reserves the right to defer transfers of amounts from the Fixed Account for a period not to exceed six months from the date the request for such transfer is received by the Company in writing or by telephone, if such has been previously authorized, at its Annuity & Variable Life Service Center; and (i) Transfers involving Variable Account Sub-Account(s) shall be subject to such terms and conditions as may be imposed by the Funds.

TRANSFER FEE. The Company reserves the right to charge a fee up to $10 for each transfer after the Annuity Date if there have been more than twelve transfers made in the Contract Year.

ANNUITY ACCOUNT FEE. Prior to the Annuity Date, on the anniversary date of each Contract Year the Company will deduct from the value of the Annuity Account the annual Annuity Account Fee, if any, shown in the Schedule of Charges, Expenses and Fees to reimburse it for administrative expenses relating to the Annuity Account. The Annuity Account Fee will be deducted on a pro rata basis from amounts allocated to each Fixed and Variable Account Sub-Account in which the Annuity Account values are invested at the time of such deduction. If the Annuity Account is surrendered for its full value, the Annuity Account Fee will be deducted in full at the time of such surrender. On the Annuity Date the value of the Annuity Account will be reduced by a proportionate amount of the Annuity Account Fee to reflect the time elapsed between the last valuation date of the most recent Contract Year and the day before the Annuity Date.

                 CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET
                           VALUE ADJUSTMENT PROVISIONS

CASH WITHDRAWALS. At any time before the Annuity Date, the Owner may elect to receive a cash withdrawal payment from the Company by filing with the Company at its Annuity & Variable Life Service Center's Mailing Address a written election in such form as the Company may require. Any such election shall specify the amount of the withdrawal and will be effective on the date that it is received at the Company's Annuity & Variable Life Service Center's Mailing Address. Any cash withdrawal payment will be paid within seven days of the Company's receipt of such request, except as the Company may be permitted to defer the payment of amounts withdrawn from the Variable Account in accordance with the Investment Company Act of 1940. The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date written request for such withdrawal is received by the Company at its Annuity & Variable Life Service Center's Mailing Address.

The amount of the cash withdrawal payment may be for any amount not to exceed the Annuity Account Value at the end of the Valuation Period during which the election becomes effective, plus or minus any applicable Market Value Adjustment, and less any applicable withdrawal charge and premium taxes. In the case of a full surrender, the Annuity Account will be canceled and the contract will terminate. A partial withdrawal will result in a decrease in the Annuity Account Value by an amount with an aggregate dollar value equal to the dollar amount of the cash withdrawal payment, plus or minus any applicable Market Value Adjustment, any applicable withdrawal charge and premium taxes.

In the case of a partial withdrawal, the Owner must instruct the Company as to the amounts to be withdrawn from each Fixed and/or Variable Account Sub-Account. If not so instructed, the Company will effect such withdrawal from each Fixed and/or Variable Sub-Account in proportion to the then current Sub-Account values. Partial withdrawals cannot reduce any Fixed Account Sub-Account below $2,000 or any Variable Account Sub-Account below $50. Such partial withdrawals will be treated as a full surrender of that Sub-Account and the balance will be transferred to the largest Variable Account Sub-Account, if any. Partial withdrawals may not reduce the total Annuity Account Value below $1,000. (See "Minimum Value Requirements" provision.) Such partial withdrawals may be treated as a full surrender.

Cash withdrawals from a Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units attributable to the Annuity Account with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Variable Account Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit values of the Variable Account Sub-Account at the end of the Valuation Period during which the cash withdrawal is effective.

AN425                                                                         16

                 CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET
                     VALUE ADJUSTMENT PROVISIONS (CONTINUED)

All cash withdrawals or transfers of any portion of Fixed Account Sub-Accounts, except those specified otherwise under "Penalty-Free Withdrawals, Transfers and Annuitization Provisions," will be subject to the Market Value Adjustment described below.

WITHDRAWAL CHARGES. If a cash withdrawal is made, a withdrawal charge may be assessed by the Company. The length of time between the Company acceptance of the Premium Payment(s) and the receipt of a withdrawal request determines the withdrawal charge. For this purpose each withdrawal is deemed to represent a withdrawal of a Premium Payment previously accepted (or a portion thereof). Premium Payments will be deemed to have been withdrawn in the order in which the Premium Payments were received by the Company (i.e., oldest premium first). After all Premium Payments have been deemed withdrawn, the Company will deem further withdrawals to be from net investment results attributable to such Premium Payments, if any. The schedule of withdrawal charges is set forth in the "Schedule of Charges, Expenses and Fees." On withdrawal, any applicable Annuity Account Fee and Market Value Adjustment will be deducted before application of any withdrawal charge.

Withdrawal charges are deducted proportionately from the Fixed and/or Variable Account Sub-Account(s) from which the withdrawal is to be made, provided such Sub-Account(s) have sufficient account value(s) for making such deduction(s). If any of the account value(s) of such Sub-Account(s), however, are insufficient, its remaining withdrawal charges will be deducted on a pro rata basis from all Fixed and/or Variable Account Sub-Accounts in proportion to the then current account value(s) of Such Sub-Account(s).

See "Penalty-Free Withdrawals, Transfers and Annuitization Provisions" for situations in which a withdrawal charge is not imposed.

For the purpose of any qualified plan riders which may be attached to this contract, the term "Surrender Charge" wherever referenced therein, shall mean "withdrawal charge" as set forth above.

MARKET VALUE ADJUSTMENT. Any cash withdrawal or transfer from a Fixed Account Sub-Account, except those specified otherwise under the "Penalty-Free Withdrawals, Transfers and Annuitization Provisions," will be subject to a Market Value Adjustment.

The amount payable on such cash withdrawal or transfer may be adjusted up or down by the application of the Market Value Adjustment. The Index Rate Factor applicable to the amount of such cash withdrawal or transfer is:

                                        N
                                   (1+A)
                                   -----
                                        N
                                   (1+B)
where:

A = an Index Rate (based on the Treasury Constant Maturity Series published by the Federal Reserve) for a security with time to maturity equal to the applicable Guaranteed Period, determined at the beginning of the Guaranteed Period.

B = an Index Rate (based on the Treasury Constant Maturity Series published by the Federal Reserve) for a security with time to maturity equal to the applicable Guaranteed Period, determined at the time of cash withdrawal or transfer, plus the percentage adjustment to "B" as shown in the Contract Specifications. If Index Rates "A" and "B" are within .25% of each other when the Index Rate Factor is determined, no such percentage adjustment to "B" will be made.

N = The number of years remaining in the applicable Guaranteed Period (e.g. 1 year and 73 days = 1 + (73 divided by 365) = 1.2 years)

Straight-line interpolation is used for periods to maturity not quoted.


AN425                                                                         17

        PENALTY-FREE WITHDRAWALS, TRANSFERS AND ANNUITIZATION PROVISIONS

PENALTY-FREE PARTIAL WITHDRAWALS OR TRANSFERS. Upon request in writing, the Owner may, during any Contract Year prior to the Annuity Date, withdraw up to [15%] of the Premium Payment(s) or portion remaining thereof, without incurring a withdrawal charge. For this purpose each withdrawal is deemed to represent a withdrawal of a portion of a Premium Payment previously accepted. Premium Payments will be deemed to be withdrawn in the order in which they were received by the Company (i.e., the oldest premium first). Any such withdrawal from a Fixed Account Sub-Account may be subject to a Market Value Adjustment unless the withdrawal is made at the end of a Guaranteed Period as set forth below. The Owner must specify from which Fixed and/or Variable Account Sub-Accounts the withdrawal is to be made, otherwise the Company may effect such withdrawal on a proportionate basis from all Fixed and/or Variable Account Sub-Accounts in which the Annuity Account is invested.

Such partial withdrawals may be either taken as a lump sum or, upon consent of the Company, paid in equal installments.

No withdrawal charge will be imposed on any withdrawal with respect to a Premium Payment after the end of the seventh year following the Company's acceptance of that Premium Payment.

The Owner may also transfer amounts within the Annuity Account during the Accumulation Period without the application of a withdrawal charge, however, any transfers would be subject to any terms and conditions as may be imposed under the "Transfer Privilege" provision.

FULL OR PARTIAL WITHDRAWALS AND TRANSFERS AT THE END OF A GUARANTEED PERIOD. No Market Value Adjustment will be imposed on a full or partial withdrawal or transfer made from a Fixed Account Sub-Account which becomes effective at the end of the applicable initial or subsequent Guaranteed Period. In such event, the Owner's proper request for withdrawal or transfer must be received at the Company's Annuity & Variable Life Service Center's Mailing Address within a 45-day period immediately preceding the end of such Guaranteed Period.

WAIVER OF WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT ON DEATH OR ANNUITY DATE. No withdrawal charge or Market Value Adjustment will be imposed upon payments made under the Annuity Benefit or Death Benefit provisions of this contract.

PENALTY-FREE ANNUITIZATION. At any time the Owner may request in writing payment of the then current Annuity Account Value in accordance with any one of the settlement options set forth in this contract. In such event, no withdrawal charge or Market Value Adjustment will be imposed at the time such settlement is made. Such annuitization will automatically result in a change in the Annuity Date to the date Income Payments commence under the settlement option elected.

                               BENEFIT PROVISIONS

ANNUITY BENEFIT. On the Annuity Date the Company will pay all or a part of the adjusted value of the Annuity Account (as set forth below) in cash or apply it in accordance with the settlement option(s) elected by the Owner. However, if the amount to be applied under any settlement option is less than $5,000, or if the first Income Payment payable in accordance with such option is less than $50, the Company will pay the adjusted value in a single payment to the payee designated by the Owner.


AN425                                                                         18

ANNUITY DATE. The Annuity Date selected by the Owner is shown in the Contract Specifications. The Annuity Date may be changed from time to time by the Owner by notifying the Company in writing. The notice must be received at the Company's Annuity & Variable Life Service Center's Mailing Address at least 45 days prior to the Annuity Date then in effect. The new Annuity Date selected must be at least 30 days after the effective date of the change and not later than the Annuitant's 90th birthday.

After the Annuity Date, no change of a settlement option is permitted, no payments may be requested under the "Cash Withdrawals" provision of the contract, and no Death Benefit is payable under the contract except as otherwise specified under the settlement option selected.

ELECTION AND EFFECTIVE DATE OF ELECTION WITH RESPECT TO ANNUITY BENEFIT. During the lifetime of the Owner and prior to the Annuity Date, the Owner may elect to have the adjusted value of the Annuity Account applied on the Annuity Date under one or more of the settlement options set forth in this contract, or under any other settlement option as agreed to by the Company. The Owner may also change any election, but any election or change of election must be received at the Company's Annuity & Variable Life Service Center's Mailing Address at least 45 days prior to the Annuity Date. The election or change of election may be made by filing with the Company at its Annuity & Variable Life Service Center's Mailing Address written notice in such form as the Company may require. If no such election is in effect on the 30th day prior to the Annuity Date, the adjusted value of the Annuity Account will be applied under a Life Annuity with 120 months guaranteed. In such situation, the portion of the adjusted value of the Annuity Account to be applied for a Fixed Life Annuity under the Second Option and/or a Variable Life Annuity under Option II will be determined on a pro rata basis from the composition of the Annuity Account on the Annuity Date.

DETERMINATION OF AMOUNT. On the Annuity Date the Annuity Account will be canceled and the adjusted value of the Annuity Account to be applied under the settlement options provisions shall be equal to the Annuity Account Value for the Valuation Period which ends immediately preceding the Annuity Date, minus any applicable premium or similar tax. For the purposes of any qualified plan riders which may be attached to this contract, the term "Annuity Value," wherever referenced therein, shall mean the "adjusted value of the Annuity Account" as defined above.

INCOME PAYMENT BENEFITS. On the Annuity Date, the adjusted value of the Annuity Account as determined under the "Determination of Amount" provision may be applied, as elected by the Owner, under one or more of the settlement options set forth in the contract to effect: (a) a Fixed Income Payment Benefit or a Variable Income Payment Benefit; or (b) a combination of the Fixed Income Payment Benefit and the Variable Income Payment Benefit. If a combination Fixed and Variable Income Payment Benefit is elected, the Owner may specify the amount to be allocated to the Fixed Income Payment Benefit and the amount to be allocated to the Variable Income Payment Benefit. Such election and allocation may also be made by a Beneficiary to the extent provided in the "Election and Effective Date of Election with Respect to Death Benefit Provision."

DEATH BENEFIT. If the Owner dies before the Annuity Date, the Company will pay the Death Benefit to the Beneficiary upon receipt of due proof of the death of the Owner in accordance with the "Payment of Death Benefit" provision. If there is no designated Beneficiary living on the date of death of the Owner, the Company will pay the Death Benefit, upon receipt of due proof of the death of both the Owner and the designated Beneficiary, in one sum to the estate of the Owner.

ELECTION AND EFFECTIVE DATE OF ELECTION WITH RESPECT TO DEATH BENEFIT. During the lifetime of the Annuitant and prior to the Annuity Date, the Owner may elect one or more of the settlement options set forth in this contract to effect an annuity for the Beneficiary as payee after the death of the Owner. This election may be made or subsequently revoked by filing with the Company at its Annuity & Variable Life Service Center's Mailing Address a written election or revocation of an election in such form as required by the Company.

Any election or revocation of an election of a method of settlement of the Death Benefit will become effective on the date it is received by the Company at its Annuity & Variable Life Service Center's Mailing Address.

AN425                                                                         19

Unless otherwise specified in writing by the Owner, the Beneficiary may elect
(a) to receive the Death Benefit as a cash payment, in which event the Annuity Account will be canceled, or (b) to have the Death Benefit applied under one or more of the settlement options set forth under the contract. This election may be made by filing with the Company a written request in a form as required by the Company. Any written request for an election of a settlement option for the Death Benefit by the Beneficiary will become effective on the later of (a) the date the request is received by the Company at its Annuity & Variable Life Service Center's Mailing Address; or (b) the date due proof of the death of the Owner is received by the Company at its Annuity & Variable Life Service Center's Mailing Address. If a written request for a settlement option by the Beneficiary is not received by the Company within 60 days following the date due proof of the death of the Owner is received by the Company, the Beneficiary shall be deemed to have elected a cash payment as of the last day of the 60-day period.

Notwithstanding the above, the Owner or Beneficiary may only elect a settlement option which provides for the distribution of the entire Death Benefit to the Beneficiary within five years of the Owner's death unless; (a) the entire interest in the contract is distributed over the life of the Beneficiary, with distributions beginning within one year of the Owner's death; (b) the entire interest in the contract is distributed over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death; or (c) the Beneficiary is the deceased Owner's spouse and elects to continue the contract and become the new Owner, but in no event may such an election be made under this contract more than once.

For purposes of Section 72(s) of the Internal Revenue Code, if any Owner is not an individual, the death or change of any Annuitant is treated as the death of an Owner, and if the Owner is grantor trust within the meaning of the Internal Revenue Code, the death of the grantor of such trust is also treated as the death of an Owner.

PAYMENT OF DEATH BENEFIT. If the Death Benefit is to be paid in cash to the Beneficiary, payment will be made within 7 days of the date the election becomes effective or is deemed to become effective, provided due proof of the death of the Owner is received by the Company at its Annuity & Variable Life Service Center's Mailing Address, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If the Death Benefit is to be paid in one sum to the estate of the deceased Owner, payment will be made within 7 days of the date due proof of the death of the Owner and/or Beneficiary is received by the Company at its Annuity & Variable Life Service Center's Mailing Address, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If settlement under the settlement option provisions is elected, the Income Payments will commence 30 days following the effective date or the deemed effective date of the election and the Annuity Account will be maintained in effect until such Income Payments commence.

AMOUNT OF DEATH BENEFIT. The Death Benefit is determined as of the effective date or deemed effective date of the Death Benefit election and is equal to the greatest of (a) the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective, (b) the sum of all the Premium Payment(s) made under the contract less the sum of all partial withdrawals, or (c) the highest Annuity Account Value ever attained on a Contract Anniversary date, occurring on or before the Owner's 80th birthday (or the Annuitant's 80th birthday in the case of a non-natural Owner), with adjustments for any subsequent Premium Payments, partial withdrawals and charges made since such Contract Anniversary Date. However, the Death Benefit on or after the Owner's 90th birthday (if a natural person) will be the greater of the sum of all the Premium Payment(s) with adjustments for any subsequent Premium Payments, partial withdrawals and charges made since such Contract Anniversary Date or the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective.

On and after the effective date of each transfer of Ownership, the Amount of Death Benefit will be equal to the greatest of 1) the sum of Premium Payments made prior to the date of such transfer of Ownership, less

AN425                                                                         20
the sum of all withdrawals made on or before the effective date of such transfer, plus the sum of all Premium Payments made on or after the effective date of such transfer, less the sum of all partial withdrawals made on or after the effective date of such transfer, 2) the Annuity Account Value for the Valuation Period during which the Death Benefit election if effective or is deemed to become effective, or 3) the highest Annuity Account Value ever attained on a Contract Anniversary date occurring on or after the date of such transfer of Ownership, with adjustments for any subsequent Premium Payments, partial withdrawals and charges made since such Contract Anniversary Date.

SECTION 72(s). The provisions above will be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

                               GENERAL PROVISIONS

THE CONTRACT.  The contract constitutes the entire contract between the parties.


Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of the Company may make or modify this contract.

The contract is executed at the Company's Home Office, the mailing address of which for this contract is CIGNA Individual Insurance, Annuity & Variable Life Service Center, Routing S249, Hartford, Connecticut 06152-2249.

MODIFICATION OF CONTRACT. The Company reserves the right to modify this contract to meet the requirements of applicable state and federal laws or regulations. The Company will notify the Owner in writing of any changes.

NON-PARTICIPATION. The contract is not entitled to share in surplus distribution.

LOANS.  Loans are not permitted under this contract.

DETERMINATION OF VALUES. The method of determination by the Company of the Net Investment Factor and the number and value of Accumulation Units and Annuity Units shall be conclusive upon the Owner, and any Beneficiary or payee.

ENDORSEMENT OF INCOME PAYMENTS. The Company will make each Income Payment at the Home Office by check. Each check must be personally endorsed by the payee/Annuitant, or the Company may require that proof of the payee/Annuitant's survival be furnished.

MISSTATEMENT OF AGE. If the age of an Annuitant is misstated, the amount payable under the contract will be adjusted to be the amount of Income which the actual premium paid would have purchased for the correct age according to the Company's rates in effect on the Date of Issue. Any overpayment by the Company, with interest at the rate of 6% per year, compounded annually, will be charged against the payments to be made next succeeding the adjustment. Any underpayment by the Company will be paid in a lump sum, with interest at the rate of 6% per year, compounded annually.

CLAIMS OF CREDITORS. To the extent permitted by law, no amounts payable under this contract will be subject to the claims of creditors of any payee.

PERIODIC REPORTS. At least once each calendar year, the Company will furnish the Owner a report as required by law showing the Annuity Account Value at the end of the preceding year, all transactions during the year, the current Annuity Account Value, the number of Accumulation Units in each Variable Accumulation Account, the applicable Accumulation Unit Value as of the date of the report and the interest rate credited to the Fixed Account Sub-Account(s). The Company will also send such statements reflecting transactions in the Annuity Account as may be required by applicable laws, rules and regulations.


AN425                                                                         21

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Connecticut General Life Insurance Company, hereby severally constitute and appoint David C. Kopp and Robert A. Picarello, and each of them individually, our true and lawful attorneys-in-fact, with full power to them and each of them to sign for us, in our names and in the capacities indicated below, any and all amendments to Registration Statement No. 33-83020 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming our signatures as they may be signed by either of our attorneys-in-fact to any such Registration Statement.

     WITNESS our hands and common seal on the 24th day of February, 1997.

SIGNATURE                          TITLE
---------                          -----

/s/                           President (Principal Executive Officer)
------------------------
Thomas C. Jones

/s/                           Assistant Vice President and Actuary
------------------------      (Principal Financial Officer)
Bradley K. Miller

/s/                           Vice President (Principal Accounting Officer)
------------------------
Robert Moose

/s/                           Director
------------------------
Harold W. Albert

/s/                           Director
------------------------
Robert W. Burgess

/s/                           Director
------------------------
John G. Day

/s/                           Director
------------------------
Joseph M. Fitzgerald

/s/                           Director
------------------------
H. Edward Hanway

/s/                           Director
------------------------
Carol M. Olsen

/s/                           Director
------------------------
John E. Pacy

/s/                           Director
------------------------
Marc L. Preminger

/s/                           Director
------------------------
Arthur C. Reeds, III

/s/                           Director
------------------------
Patricia L. Rowland

/s/                           Director
------------------------
W. Allen Schaffer, M.D.

                                  [CIGNA LETTERHEAD]



February 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Connecticut General Life Insurance Company
    CG Variable Annuity Separate Account II
    File No. 33-83020
    Post-Effective Amendment No. 6

Dear Sirs:

As Chief Counsel of the Individual Insurance Division of the CIGNA Companies, I am familiar with the actions of the Board of Directors of Connecticut General Life Insurance Company (the "Company"), establishing the CG Variable Annuity Separate Account II (the "Account") and its method of operation and authorizing the filing of a registration statement under the Securities Act of 1933 for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable annuity contracts (and interests therein) which are the subject of the registration statement under the Securities Act of 1933 filed for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement.

Very truly yours,


/s/ Robert A. Picarello
Robert A. Picarello
Chief Counsel

                                  [CIGNA LETTERHEAD]





February 26, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Commissioners:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 33-83020) to be filed by Connecticut General Life Insurance Company and CG Variable Annuity Separate Account II with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

Very truly yours,


/s/ Edwin L. Kerr
Edwin L. Kerr